Exhibit 10.1

                              MANAGEMENT AGREEMENT

THIS  AGREEMENT  effective  as of the 8th day of  August,  2005 (the  "Effective
Date").

BETWEEN:

            SMARTIRE  SYSTEMS  INC.,  a  company  duly  incorporated
            pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

            (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

AND:

            DAVID WARKENTIN,  of 20580 Powell Ave. Maple Ridge, B.C.
            V2X 3G1

            (hereinafter referred to as the "Manager")

                                                              OF THE SECOND PART

RECITALS

WHEREAS the Company has requested the assistance of the Manager in providing certain management services to the Company, as hereinafter described;

WHEREAS the Manager has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

DEFINITIONS

In this Agreement, the following terms have the meaning as ascribed below:

"Acquisition" means an acquisition of substantially all of SmarTire or of substantially all assets of SmarTire by a party not an Affiliate of SmarTire prior to completion of the acquisition;

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                                      -2-


"Affiliate" means a director, officer, wholly or partially owned subsidiary or 10% or greater shareholder of SmarTire, or a company controlled by such person or any party acting in conjunction with such person;

"Hostile Takeover" means a Takeover that the directors of SmarTire recommend to shareholders to reject in a management circular;

"Merger" means a merger by SmarTire with a corporation that was not an Affiliate prior to completion of the merger;

"Takeover" means a successful tender offer (as that term is determined by reference to the United States Securities Exchange Act of 1934) or takeover bid (as that term is defined in the Securities Act (British Columbia)) that has been made by a party who was not an Affiliate prior to the completion of the tender offer or takeover;

"Termination Date" has the meaning set out in section 7.3 of this Agreement.

1     DUTIES AND DEVOTION OF TIME

1.1 Duties. During the term of this Agreement the Manager shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Manager is and shall be of such a nature that regular hours may not be sufficient and occasions may arise whereby the Manager shall be required to work more than eight (8) hours per day and/or five (5) days per week. The Manager agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Manager further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Manager. Notwithstanding the foregoing, the Company agrees that so long as the Manager properly discharges his duties hereunder, the Manager may devote the remainder of his time and attention to other non-competing business and personal pursuits.

1.3 Business Opportunities the Property of the Company. The Manager agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Manager may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Manager.

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                                      -3-


1.4 No Personal Use. The Manager shall not use any of the work the Manager shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2     SALARY, COMMISSION, BONUSES AND BENEFITS

2.1 Salary and Commission. In consideration of the Manager providing the services referred to herein, the Company agrees to pay the Manager: (a) an annual base salary (the "Annual Base Salary") of one hundred and thirty thousand Canadian dollars (CDN$130,000) less applicable deductions, payable bi-weekly, subject to increase as from time to time approved by the Board of Directors of the Company; and (b) sales commissions calculated and payable in accordance with Schedule "B" attached hereto.

2.2 Benefits. The Company shall provide, maintain and pay for:

      (a) medical, dental for the Manager and his immediate family as is provided by the Company's medical services plan or an equivalent plan; and

      (b) such extended health and other benefits for the Manager and his immediate family as are provided to employees of the Company, subject to the eligibility of the Manager.

2.3 Payment in Cash or Shares. All payments payable by the Company to the Manager, including the Annual Base Salary, commissions and reimbursement of expenses under Section 4.1 hereof, may be payable in cash or, at the election of the Manager, with approval by the Company's Compensation Committee, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital stock of the Company ("Remuneration Shares"), issued at the 5 day average closing price (for the 5 days prior to the Manager's election) of the Company's common shares on any stock exchange or quotation system upon which the Company's common shares are listed for trading. The Manager hereby agrees that upon his election to receive Remuneration Shares, he has waived his right under the Employment Standards Act (British Columbia), R.S.B.C. 1996, c. 113, as amended, to receive such compensation in cash.

2.4 Registration of Remuneration Shares. To ensure that any Remuneration Shares issued to the Manager under paragraph 2.3 of this Agreement are freely tradable, the Company shall register with the SEC any Remuneration Shares issued. Upon or as soon as is practical after the issuance of the Remuneration Shares, the Company shall file a form S-8 or other appropriate form with the United States Securities and Exchange Commission (the "SEC) to effect registration.

2.5 Incentive Stock Options. The Company hereby agrees to grant to the Manager a total of Two million (2,000,000) stock options (the "Options"), each entitling the Manager to purchase one common share in the capital of the Company. The Options will be granted pursuant to a stock option agreement to be entered into between the Company and the Manager as at the Effective Date pursuant to the Company's 2004 Stock Incentive Plan (Non-U.S.), and will be subject to the following terms and conditions:

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                                      -4-


      (a) the Options will vest over two years upon issuance at an exercise price per share, which price is hereby acknowledged by the parties to be equal to the greater of $0.16 per share and the closing price of a share of the Company's common stock the day prior to the Effective Date; and

      (b) Fifty percent of the Options granted will vest one year from the date of the option agreement and fifty percent of the Options granted will vest two years from the date of the option agreement.

      (c) the Options will terminate, to the extent not previously exercised, at 5:00 p.m. (Vancouver time) five years after the date of the agreement.

3     VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Manager shall be entitled to an annual vacation of four (4) weeks. The Manager shall use his best efforts to ensure that such vacation is arranged with the Company in advance such that his vacation does not unduly affect the operations of the Company.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Manager and the Company's Compensation Committee.

4     REIMBURSEMENT OF EXPENSES

4.1 Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Duties contained herein, including without limiting the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within one month (1) of submission by the Manager of vouchers, bills or receipts for such expenses.

5     CONFIDENTIAL INFORMATION

5.1 Confidential Information. The Manager shall not, either during the term of this Agreement or under the provisions of Section 5.3, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule "C" attached hereto and incorporated hereinafter by this reference.

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                                      -5-


5.3 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement for a period of three years.

6     TERM

6.1 Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

7     TERMINATION

7.1 Termination by Manager. Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Manager ceases to perform all of the Duties contained herein, other than by reason of the Manager's death or disability, or if the Manager resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Manager as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under Section 2 hereof.

7.3 Termination by Company. The Company may terminate this Agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause within three (3) months of the effective date of this Agreement, the Company shall have no further obligations. In the event of termination for any reason other than for just cause after three months and within six (6) months of the effective date of this Agreement, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide benefits under Clauses 2.2. until three (3) months from the date of termination or (b) pay three (3) months' salary under Clause 2.1 in lieu of notice. In the event of termination for any reason other than for just cause six
(6) months after the effective date of this Agreement, but within twelve (12) months of the effective date of this Agreement, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2 until six (6) months from the date of termination or (b) pay six (6) months' salary under Clause 2.1 in lieu of notice. In the event of termination for any reason other than for just cause twelve (12) months after the effective date of this Agreement, but within twenty-four (24) months of the effective date of this Agreement, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2. until nine (9) months from the date of termination or (b) pay nine
(9) months' salary under Clause 2.1 in lieu of notice. In the event of termination for any reason other than for just cause twenty-four (24) months after the effective date of this Agreement, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2 until twelve (12) months from the date of termination or (b) pay twelve (12) months' salary under Clause 2.1 in lieu of notice. The date that is the last date to which the Manager is entitled to receive salary and benefits (notwithstanding that the Company may pay salary in lieu) under this clause is the "Termination Date". Any stock options that have been granted but that have not yet vested shall immediately terminate, and vested options may be exercised for a period of 30 days only after the final payment.

7.4 Death. In the event of the death of the Manager during the term of this Agreement, this Agreement shall be terminated as of the date of such death, and the Manager's spouse, if living, or surviving children shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.5 Disability. In the event that the Manager will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding six (6) successive months. If such illness, disability or incapacity continues or will continue for a period longer than six (6) successive months, then this Agreement may, at the option of the Directors of the Company, forthwith be terminated, and the Manager shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.6 Termination Payments. Any payments made by the Company to the Manager upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash instalments over one year, or in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Manager pursuant to Section 7 hereof shall be made in full.

7.7 In the event of termination of this Agreement by either party for any reason, commissions pursuant to Schedule B or any other commissions payable by the Company to the Manager as a result of sales made by the Company shall be paid on sales completed up to the last day of the Manager's actual full time employment with the Company, and the Manager shall have no claim to commissions of any kind for sales made by the Company from that date forward.

7.8 Notwithstanding anything else in this Agreement, in the event that the employment of the Manager under the Agreement is terminated within eighteen (18) months of an Acquisition, a Hostile Takeover or a Merger and the termination is without cause, the Company, at its option, will either (a) continue to pay the salary under the Agreement and provide the benefits under the Agreement until the Termination Date or (b) pay upon termination an amount equal to the salary payable to the Termination Date in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment of termination provisions under section 7.3, and may be exercised for a period of 30 days only after the final payment."

8     RIGHTS AND OBLIGATIONS UPON TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Manager's personal papers in regard to his role in the Company, which may then be in the Manager's possession or under his control.

9     CLOSING

9.1 Closing Date. This Agreement shall be effective as of August 8, 2005.

9.2 Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

      (a) this Agreement shall be approved by the Company's Compensation Committee.

10    NOTICES AND REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

      (a)   if to the Company:

            SmarTire Systems Inc.
            150 - 13151 Vanier Place
            Richmond, British Columbia
            V6V 2J1

            with a copy to:

            CLARK, WILSON
            Suite 800-885 West Georgia Street
            Vancouver, British Columbia
            V6C 3H1
            Attention:  Bernard Pinsky

      (b)   If to the Manager:

            David Warkentin
            20580 Powell Ave.
            Maple Ridge, B.C.
            V2X 3G1

or to such other address as the party to receive notice or request so designates by written notice to the others.

11    INDEPENDENT PARTIES

11.1 Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

12    AGREEMENT VOLUNTARY AND EQUITABLE

12.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgement and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of any other party regarding any matters dealt with herein or incidental thereto.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager's rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

13    CONTRACT NON-ASSIGNABLE; INUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager.

13.2 Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

14    ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, among the parties. The Manager acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreements.

15    WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its or his obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of either party to complain of any act or failure to act, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its or his rights herein or of the right to then or subsequently declare a default.

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                                      -9-


16    SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17    AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18    HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

19    GOVERNING LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

20    EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

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                                      -10-


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 3rd day of August, 2005.

SMARTIRE SYSTEMS INC.


Per:  /s/ Al Kozak
      ----------------------------------
      Authorized Signatory

SIGNED by DAVID WARKENTIN in the presence of:     ) /s/ David Warkentin
                                                  )
                                                  )
/s/ Melanie Freres                                )
----------------------------------------          )
                                                  )
Melanie Freres                                    )
----------------------------------------          )
Name                                              )
                                                  )
#205-2264 Elgin Ave. Port Coquitlam               )
----------------------------------------          )
Address                                           )
                                                  )
Chartered Accountant                              )
----------------------------------------          )
Occupation

                                  SCHEDULE "A"

GENERAL

Reporting to the President, the VP Sales and Marketing will be responsible for the co-ordination and execution of the sales and marketing components of SmarTire's business plan. Through the provision of leadership, vision, creativity and motivation, the VP Sales and Marketing will ensure the company meets the strategic sales and profit objectives of the organization.

SPECIFIC RESPONSIBILITIES

--------------------------------------------------------------------------------

Development of the Sales and Marketing Team

The VP Sales and Marketing will be responsible for building the sales and marketing team that is required to achieve SmarTire's business objectives.

1.0   Sales and Marketing Plan

Formulates and recommends the Sales and Marketing Plan component of the SmarTire business plan. This Plan will set out goals and objectives for sales to distributors, OEM accounts, and strategic customers, targeted new customers, promotional plans, incentive plans for the sales team, and market development and launch plans for new products.

Prepares  a  quarterly   analysis  of  progress  in  achieving  the   objectives
established in the Plan, sets out the rationale for variances and recommends modifications to the Plan for the remainder of the year.

2.0   Leadership

Provides strong leadership to the sales team to capitalize on the full potential of this critical resource. Stimulates, motivates and provides guidance to individuals in the realization of the company's objectives. Understands the complex sale and the strategic selling process and provides leadership to assist in the closing of new accounts. Has good interpersonal skills for working with customers and motivating the sales and marketing team.

3.0   Organization & Management of Employees

Develops and maintains an effective organization structure that reflects operational needs and prescribes the responsibilities of staff as they relate to the accomplishment of the objectives established in the Strategic Plan.

Ensures the development of a strong, effective corporate sales and marketing team that works as a cohesive unit in the effective implementation of the Company's Strategic Plan.

Implements progressive sales and marketing policies and incentive programs that meet the needs of employees, and enable the organization to attract and retain staff.

Motivates the sales and marketing teams, and rewards excellence.

4.0   External Relationships

Develops and maintains positive and productive relationships with existing and potential clients. Develops an extremely high profile in communities by meeting with the major players in the industry, speaking at conferences and establishing a network with industry movers.

5.0   Internal Relationships/Working With Peers

The VP Sales and Marketing establishes him or herself as a respected member of the management team working closely with members the senior management team. Works particularly close with strategic accounts, targeting accounts and launching new products.

6.0   Trends in the Industry

Maintains familiarity with developments in tire pressure monitoring and related application technologies, competitive products and services, in order to ensure SMARTIRE has the best possible information with which to address and consider emerging opportunities and trends.

7.0   Financial Responsibility, Accountability

Develops  the  business  plan  with  the  senior   management   team  and  takes
responsibility for the achievement of revenue goals, expense and capital expenditure budgets.

PERFORMANCE CRITERIA

--------------------------------------------------------------------------------

The performance of the VP shall be considered excellent when

1.0 The VP has demonstrated his ability to develop sales and marketing goals, and budgets consistent with the corporate plan to provide value to shareholders and stakeholders, in a timely manner.
2.0   The sales goals are met, substantially, on a regular basis.
3.0 The VP has integrated him or herself into the senior management team, and works well with his peers and supervisor.
4.0 Has provided leadership, empowerment, and direction to create a highly motivated sales team.

                                  SCHEDULE "B"

                 SMARTIRE COMMISSION PLAN- VP Sales & Marketing

The commission plan for the Manager is based totally on the Company's revenue plan for the fiscal year 2006 commencing August 1. The Revenue Goal for 2006 will be agreed to by the entire senior management group by August 31, 2005.

CALCULATION OF COMMISSIONS

At the end of each quarter, the commission is calculated based on the achievement of the quarterly goals as per the tables below. Commission payable is expressed as a percentage of the base salary earned in the quarter. The Company will make an assessment of the commissions owing at the end of the quarter, and may at its discretion, advance commissions in lieu of payment by the customer.

Commission schedule:

------------------------------ ---------------------
 *Attainment of Revenue Goal    Commission Payable
------------------------------ ---------------------
            0-50%                      10%
------------------------------ ---------------------
           51-60%                      15%
------------------------------ ---------------------
          61% - 70%                    20%
------------------------------ ---------------------
         >70% - 80%                    30%
------------------------------ ---------------------
         >80% - 90%                    40%
------------------------------ ---------------------
         >90% - 100%                   50%
------------------------------ ---------------------
        >100% - 120%                   60%
------------------------------ ---------------------
         >120%-140%                    70%
------------------------------ ---------------------
         >140%-160%                    80%
------------------------------ ---------------------
         >160%-180%                    90%
------------------------------ ---------------------
         >180%-200%                    100%
------------------------------ ---------------------

PAYMENT OF COMMISSIONS

Commissions will be calculated at the end of each quarter - October 31st, January 31st, April 30th, and July 31st.

Although the commission is based on the sales earned in a particular quarter, the commission is also subject to the Company receiving the cash for the sales earned in that particular quarter. In order to not delay the payment of the commission in a particular quarter, once the Accounting department has completed their quarter-end reporting, the commission will be calculated and every attempt will be made to pay 50% of it on the next payroll, while the remaining 50% will be held back to ensure that the Company receives the cash for sales earned in that quarter. The Accounting department will review the outstanding accounts receivable at the end of each month, and when 90% of the accounts receivable has been received, or at the discretion of the CFO, the balance of the commission will be paid on the next payroll. Any bad debts will be charged against total sales for the quarter. If all of the cash is not received, the commission will be recalculated for the quarter and if repayment of commission is necessary, it will be deducted from the next commission and/or from the next payroll.

Commission payments will be subject to regular payroll deductions.

If an employee leaves the Company before the end of a quarter, they will not be entitled to any commission.

DURATION OF COMMISSION PLAN

This plan has been approved for Fiscal year 2006 only.

EXAMPLE

a)    Annual Salary = $100,000
      Q1 - Target revenue = $200,000
      Q1 - Actual revenue = $150,000

      Attainment of revenue goal = 150,000 / 200,000 x 100% = 75%
      Commission payable = 10% x $25,000 (Q1 salary) = $2,500

b)    Assuming (a) above, and:

      Q2 - Target revenue = $200,000
      Q2 - Actual revenue = $280,000

      Attainment of revenue goal = 280,000 / 200,000 x 100 = 140%
      Commission payable = 65% x $25,000 (Q2 salary) = $16,250

                                  SCHEDULE "C"

                            NON-DISCLOSURE PROVISIONS

1.    CONFIDENTIAL INFORMATION AND MATERIALS

      (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased Company software or hardware products, the marketing or promotion of any product of the Company, the Company's business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Manager by any subsidiary and/or agents of the Company is covered by this Agreement.

      (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Manager can exclusively establish:

            (i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed to the Company;

            (ii) became known to the Manager prior to disclosure by the Company to the Manager;

            (iii) became  known  to the  Manager  from a source  other  than the
                  Company other than by the breach of any obligations of confidentiality owed to the Company; or

            (iv)  is independently developed by the Manager.

      (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.    RESTRICTIONS

      (a) The Manager shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Manager may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Manager shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

      (b) The Manager shall take reasonable security precautions, at least as great as the precautions he takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

      (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Manager with the Company, and only as provided hereunder.

3.    RIGHTS AND REMEDIES

      (a) The Manager shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Manager, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

      (b) The Manager shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

      (c) The parties hereto recognize that a breach by the Manager of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Manager agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.    MISCELLANEOUS

      (a) All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Manager, the Company does not grant any express or implied right to the Manager to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

      (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties for a period of three years after such termination.

      (c) The Company may from time to time request suggestions, feedback or other information from the Manager on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Manager are and shall be entirely voluntary on the part of the Manager and shall not create any obligations on the part of the Company or a confidential agreement between the Manager and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Manager as the Company sees fit, entirely without obligation of any kind whatsoever to the Manager.